UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

DIVERSIFIED RESTAURANT HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53577	03-0606420
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27680 Franklin Road Southfield, MI	48034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 223-9160

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On Thursday, June 3, 2010, AMC Ft. Myers, Inc. a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”) entered into a Buffalo Wild Wings Franchise Agreement (the “Franchise Agreement”) for the purpose of operating a Buffalo Wild Wings restaurant to be located at 9390 Dynasty Drive, Suite 101, Ft. Myers, FL 33905. The Franchise Agreement is guaranteed by the Company and T. Michael Ansley, who is President, CEO, Chairman of the Board of Directors and a principal shareholder of the Company. The franchisor is:

Buffalo Wild Wings International, Inc. (“BWWI”)
5500 Wayzata Blvd., Suite 1600
Minneapolis, MN 55416

The term of the Franchise Agreement is 20 years plus two optional renewal terms (the first renewal term is for 10 years and the second renewal term is for 5 years).

The franchise fees associated with the Franchise Agreement consist of an initial franchise fee of $10,000 payable at execution of the Agreement, plus an ongoing royalty fee that is measured as a percentage of gross sales and is payable weekly. The royalty fee is fixed at 5% for the first half of the initial term and may not be increased by more than 1/2% during the second half of the initial term. Royalty fees during any renewal term will be set by agreement of the parties. The Franchise Agreement also contains an advertising fee of 3% of gross sales and is payable weekly. BWWI may increase the advertising fee upon 60 days prior notice. However, the advertising fee may not be increased more than 1/2% during any given year and the advertising fee may not exceed 4% of gross sales during the initial term.

The Ft. Myers restaurant will be the Company’s 19th Buffalo Wild Wings restaurant. The Company is required to operate a total of 38 Buffalo Wild Wings restaurants by 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant

The information required by Item 2.03 is included in Item 1.01 above and is incorporated by reference herein.

Item 5.01 Submission of Matters to Vote of Security Holders

On June 3, 2010, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, 14,477,370 shares were represented in person or via proxy, representing 76.7% of the shares entitled to be voted at the Annual Meeting and constituting a quorum of the shareholders. The shareholders voted in favor of the three proposals set forth in the Company’s Meeting Notice and Definitive Proxy Statement filed with the Securities and Exchange Commission on May 3, 2010 and mailed to the shareholders on or about May 7, 2010.

First, the shareholders voted to increase the size of the Board of Directors from five to seven. The number of votes cast for this proposal were as follows: 14,477,370 For; 0 Withheld; 0 Abstentions and Broker Non-Votes.

Second, the shareholders voted to elect the following directors:

			Abstain/Broker
Directors	For	Withheld	Non-Votes
T. Michael Ansley	14,021,367	0	456,003
David G. Burke	14,021,367	0	456,003
Gregory Stevens	14,021,367	0	456,003
Jay A. Dusenberry	14,021,367	0	456,003
David Ligotti	14,021,367	0	456,003
Bill McClintock	14,021,367	0	456,003
Joseph M. Nowicki	14,021,367	0	456,003

Third, the shareholders voted to ratify the continued appointment of Silberstein Ungar, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2010. The number of votes cast for this proposal were as follows: 14,477,370 For; 0 Withheld; 0 Abstentions and Broker Non-Votes.

Item 8.01 Other Events.

On June 4, 2010, the Company issued a press release announcing the Franchise Agreement described above. A copy of the press release is attached hereto as Exhibit 99.01 and is incorporated by reference.

On June 4, 2010, the Company issued a press release announcing the election of two new Board members, increasing its size from five to seven Board members. A copy of the press release is attached hereto as Exhibit 99.02 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are included with this Report:

Exhibit 99.01 Press Release dated June 4, 2010.

Exhibit 99.02 Press Release dated June 4, 2010.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated: June 8, 2010	By:	/s/ T. Michael Ansley

	Name:	T. Michael Ansley
	Title:	President

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